UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2014

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On January 10, 2014, Sunstone Hotel Investors, Inc. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-3 (File No. 333-193311).  On July 17, 2014 the Company filed with the SEC a prospectus supplement pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the possible resale by certain selling security holders of up to 4,034,970 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”).  The 4,034,970 shares of common stock were issued to BRE/Hawaii Holdings LLC in connection with the Company’s acquisition of the 544-room Wailea Beach Marriott Resort and Spa on July 17, 2014.  In connection with the issuance of such shares, the Company has entered into a registration rights agreement with BRE/Hawaii Holdings LLC, a copy of which is filed herewith as Exhibit 4.1.  An opinion of Venable LLP with respect to the validity of shares of the Common Stock that may be offered and sold pursuant to the prospectus supplement and the accompanying prospectus is filed herewith as Exhibit 5.1.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

4.1	Registration Rights Agreement dated July 17, 2014 between Sunstone Hotel Investors, Inc. and BRE/Hawaii Holdings LLC.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: July 17, 2014	By:	/s/ Bryan A. Giglia
Bryan A. Giglia
Principal Financial Officer and Duly Authorized Officer

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